Consent of Independent Accountants

We consent to the incorporation by reference in this Form 8-KA of Flight Safety Technologies, Inc. of our report dated October 17, 2002, included in the May 31, 2002 and 2001 Financial Statements.

/s/  Kostin, Ruffkess & Company LLC
Kostin, Ruffkess & Company LLC
Farmington, Connecticut
November 5, 2002